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                                                                     EXHIBIT 16
KPMG

     99 High Street                                       Telephone 617 988 1000
     Boston, MA 02110-2371                                Fax 617 988 0800



May 27, 1999


Securities and Exchange Commission
Washington, D.C. 20549



Dear Ladies and Gentlemen:

We were previously principal accountants for UFP Technologies, Inc. and, under the date of February 25, 1999, we reported on the consolidated financial statements of UFP Technologies, Inc. and subsidiary as of and for the years ended December 31, 1998 and 1997. On May 21, 1999, our appointment as principal accountants was terminated. We have read UFP Technologies, Inc.'s statements included under item 4 of its Form 8-K dated May 21, 1999, and we agree with such statements except that we are not in a position to agree or disagree with UFP Technologies, Inc.'s statements contained in paragraph 2(a)(iii) and (b) of item 4.


Very truly yours,

/s/ KPMG LLP
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KPMG LLP